UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 16, 2006
Solexa, Inc.
(Exact Name of Registrant as Specified in its Charter)
Delaware
(State or Other Jurisdiction of Incorporation)

0-22570	94-3161073
(Commission File No.)	(IRS Employer Identification No.)
25861 Industrial Blvd.
Hayward, California 94545
(Address of Principal Executive Offices and Zip Code)
Registrant’s telephone number, including area code: (510) 670-9300
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement
Item 9.01. Financial Statements and Exhibits
SIGNATURE
INDEX TO EXHIBITS
EXHIBIT 10.37.2
EXHIBIT 10.44
EXHIBIT 10.45
EXHIBIT 10.46

Item 1.01. Entry into a Material Definitive Agreement.
Executive Employment Amendment
On May 19, 2006, Solexa, Inc. (“Solexa”) entered into an amendment of the bonus provisions of its executive employment agreement with John S. West, Solexa’s Chief Executive Officer (the “Executive Employment Amendment”). The Executive Employment Amendment amends Section (d) of Exhibit B to Mr. West’s existing executive employment agreement with Solexa, dated June 23, 2005 (the “Employment Agreement”), to provide that he is eligible to receive one of two alternative one-time bonuses, subject to the terms and conditions described therein and summarized below, in lieu of the potential change of control bonus previously set forth in that section.
     Market Capitalization Bonus
In the event that the closing price of Solexa’s common stock equals or exceeds twenty-seven dollars and sixty cents ($27.60) per share (as presently constituted) for each of twenty-five (25) consecutive public trading days (the “Trading Period”), Mr. West will be entitled to receive a one-time bonus of three hundred eight thousand six hundred and five (308,605) shares of Solexa common stock (as adjusted for stock splits, stock dividends or the like) pursuant to Solexa’s 2005 Equity Incentive Plan (the “Plan”) (the “Market Capitalization Bonus”). If it is reasonably determined by Solexa that it would be inadvisable or impractical for Mr. West to sell or otherwise dispose of a portion of the common stock constituting the Market Capitalization Bonus for the purposes of paying applicable taxes, Solexa may at its election provide cash compensation to Mr. West in lieu of a portion of the common stock sufficient to pay, valued based on the average of the per share closing prices during the Trading Period, the taxes applicable to the Market Capitalization Bonus, with the remaining portion of the Market Capitalization Bonus to be provided as Solexa common stock pursuant to the Plan.
     Change in Control Bonus
In the event of a Change in Control (as defined in the Employment Agreement), Mr. West shall be eligible to receive a bonus equivalent to one percent (1%) of the amount by which the consideration received by Solexa’s stockholders as a direct result of the Change in Control exceeds the sum of one hundred fifty million dollars ($150,000,000) plus the aggregate gross proceeds received by Solexa through sales of equity securities after the effective date of the Executive Employment Amendment (the “Change in Control Bonus”). The Change in Control Bonus will be provided to Mr. West in the same form as the consideration received by Solexa’s stockholders as a direct result of the Change in Control, provided that, Solexa may in its sole discretion elect to substitute cash for all or any portion of the securities or other non-cash consideration that would otherwise be payable based on the value thereof established in the Change in Control.
The alternative one-time Market Capitalization Bonus and Change of Control Bonus replace the potential bonus described in Section (d) of Exhibit B to the Employment Agreement.
The Compensation Committee of Solexa’s Board of Directors approved the Executive Employment Amendment at a meeting held on May 16, 2006. The Compensation Committee also approved an increase in Mr. West’s annualized base salary to $367,500 per year retroactive to January 1, 2006.
A copy of the Executive Employment Amendment is attached hereto as Exhibit 10.37.2 and is incorporated herein by reference.

Alternative One-Time Bonus Arrangements for Executive Officers
On May 19, 2006, Solexa entered into letter agreements with Linda Rubinstein, Vice President and Chief Financial Officer and Peter Lundberg, Vice President and Chief Technical Officer, and on May 22, 2006, Solexa Limited, a company registered in England and Wales and a subsidiary of Solexa, entered into a letter agreement with Tony Smith, Vice President and Chief Scientific Officer, providing that each such executive officer is entitled to receive one-time alternative bonuses on substantially the same terms and conditions as the Market Capitalization Bonus and Change in Control Bonus provided to Mr. West, provided that each such executive officer would be entitled to receive seventy seven thousand one hundred fifty one (77,151) shares of Solexa common stock under the Market Capitalization Bonus or one quarter of one percent (0.25%) of the amount by which the consideration received by Solexa’s stockholders as a direct result of the Change in Control exceeds the sum of one hundred fifty million dollars ($150,000,000) plus the aggregate gross proceeds received by Solexa through sales of equity securities after the effective date of the letter agreements under the Change in Control Bonus.
Solexa’s Board of Directors approved the letter agreements with Ms. Rubinstein, Mr. Lundberg and Dr. Smith at a meeting held on May 16, 2006.
The Board of Directors also approved increases in the annualized base salaries of Ms. Rubinstein, Mr. Lundberg and Dr. Smith to $261,700, $249,720 and £148,400 per year, respectively, retroactive to January 1, 2006.
Copies of the letter agreements with Ms. Rubinstein, Mr. Lundberg and Dr. Smith are attached hereto as Exhibits 10.44, 10.45 and 10.46, respectively, and are incorporated herein by reference.
Item 9.01. Financial Statements and Exhibits.
     (d) Exhibits:

Exhibit
Number	Description
10.37.2	Amendment To Executive Employment Agreement, dated May 19, 2006, by and between Solexa, Inc. and John West.

10.44	Letter Agreement regarding New Alternative One-Time Bonus Arrangement, dated May 19, 2006, by and between Solexa, Inc. and Linda Rubinstein.

10.45	Letter Agreement regarding New Alternative One-Time Bonus Arrangement, dated May 19, 2006, by and between Solexa, Inc. and Peter Lundberg.

10.46	Letter Agreement regarding New Alternative One-Time Bonus Arrangement, dated May 19, 2006, by and between Solexa Limited and Tony Smith.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Solexa, Inc.

Dated: May 22, 2006	By:	/s/ Linda Rubinstein

		Name:	Linda Rubinstein
		Title:	Vice President and Chief Financial Officer
(Principal Financial and Accounting Officer)

INDEX TO EXHIBITS
EXHIBITS

Exhibit
Number	Description
10.37.2	Amendment To Executive Employment Agreement, dated May 19, 2006, by and between Solexa, Inc. and John West.

10.44	Letter Agreement regarding New Alternative One-Time Bonus Arrangement, dated May 19, 2006, by and between Solexa, Inc. and Linda Rubinstein.

10.45	Letter Agreement regarding New Alternative One-Time Bonus Arrangement, dated May 19, 2006, by and between Solexa, Inc. and Peter Lundberg.

10.46	Letter Agreement regarding New Alternative One-Time Bonus Arrangement, dated May 19, 2006, by and between Solexa Limited and Tony Smith.